UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2019

CENTURY COBALT CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54327	98-0579157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10100 Santa Monica Blvd., Suite 300, Century City, Los Angeles, CA		90067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (310) 772-2209

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report.

On April 29, 2019, Alexander Stanbury, the Chief Financial Officer of Century Cobalt Corp. (the “Company”) determined that the Company’s financial statements and related disclosures included in the Company’s Annual Report on Form 10-K for the year ended November 30, 2018, filed with the SEC on April 12, 2019 should not be relied upon. The Company did not properly disclose the sale of equity shares. The financial statements for the year ended November 30, 2018 will be amended to correct the error.

The Company has reviewed these matters with its independent auditors and is in process of restating the previously issued financial statements. The Company is working diligently to prepare and file its amended Form 10-K for the year ended November 30, 2018 with the appropriate disclosure as soon as possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY COBALT CORP.

/s/Alexander Stanbury
Alexander Stanbury
CEO, Principal Executive Officer

Date: April 29, 2019